UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                    FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      HALLMARK FINANCIAL SERVICES, INC.
            (Exact name of registrant as specified in its charter)

             Nevada                                   87-0447375
         (State or other                             (IRS Employer
          jurisdiction                            Identification No.)
        of incorporation)

        14651 Dallas Parkway, Suite 900, Dallas, Texas       75240
           (Address of principal executive offices)        (Zip Code)

    Hallmark Financial Services, Inc. 1991 Key Employee Stock Option Plan Hallmark Financial Services, Inc. 1994 Key Employee Long Term Incentive Plan
Hallmark Financial Services, Inc. 1994 Non-Employee Director Stock Option Plan
                          (Full title of the plans)

                                        Copy to:
 Ramon D. Phillips                      Steven D. Davidson, Esq.
 President and Chief Executive Officer  McGuire, Craddock, Strother & Hale, P.C.
 Hallmark Financial Services, Inc.      3550 Lincoln Plaza
 14651 Dallas Parkway, Suite 900        500 N. Akard Street
 Dallas, Texas 75240                    Dallas, Texas  75201
 (972) 934-2400                         (214) 954-6800
(Name, address and telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

                             Proposed      Proposed
  Title of     Amount to      maximum       maximum      Amount of
 securities        be        offering      aggregate    registration
    to be      registered    price per     offering         fee
 registered       (1)        share (2)     price (2)
 ------------------------------------------------------------------------------
   Common      3,375,000       $0.50      $1,687,500     $445.50
    Stock        shares

 (1) Plus an indeterminate number of additional shares which may become issuable pursuant to anti-dilution and adjustment provisions of the Plans.

 (2) Pursuant to Rule 457, calculated on the basis of the average of the high and low price of the Common Stock on the American Stock Exchange on July 6, 2000.

      This Registration Statement relates to up to 3,375,000 shares of common stock, $0.03 par value per share (the "Common Stock"), of Hallmark Financial Services, Inc. (the "Company") which may be issued under the Hallmark Financial Services, Inc. 1991 Key Employee Stock Option Plan (the "1991 Plan"), the Hallmark Financial Services, Inc. 1994 Key Employee Long Term Incentive Plan (the "1994 Employee Plan") and the Hallmark Financial
 Services, Inc. 1994 Non-Employee Director Stock Option Plan (the "1994 Director Plan"). The 1991 Plan, the 1994 Employee Plan and the 1994 Director Plan are collectively referred to herein as the "Plans".

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents and other information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified in Rule 428 promulgated under the Securities Act of 1933. Pursuant to Rule 428 and the instructions to Form S-8, such documents and information are omitted from this Registration Statement.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.  Incorporation of Documents by Reference.

      The following documents, which have been filed by the Company with the Securities and Exchange Commission, are hereby incorporated by reference into this Registration Statement:

      a. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

      b. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2000;

      c.   The Company's definitive Proxy Statement dated April 24, 2000; and

      d. The description of the Common Stock contained in the Company's registration statement on Form 8-A as filed with the Commission on July 8, 1992.

      In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

 Item 4.  Description of Securities.

      Not applicable.

 Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

 Item 6.  Indemnification of Directors and Officers.

      The Bylaws of the Company contain provisions requiring it to indemnify its officers, directors, employees and agents to the full extent permitted by the Nevada General Corporation Law. Section 78.751 of the Nevada General Corporation Law permits a corporation to indemnify any person who was, or is, or is threatened to be made a party in a completed, pending or threatened proceeding, whether civil or criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys' fees, judgments, fines and amounts paid in settlement. The person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his conduct was unlawful.

      With respect to actions by or in the right of the corporation,  Section
 78.751 does not permit indemnification for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation unless (and only to the extent that) the court in which the action was brought or other court of competent jurisdiction determines that in view of all circumstances the person is fairly and reasonably entitled to indemnity. Unless indemnification is ordered by a court, the determination to pay indemnification must be made by the stockholders, by a majority vote of a quorum of the Board of Directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section
 78.751 permits the articles of incorporation or bylaws to provide for payment to an officer or director of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 also provides that, to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

 Item 7.  Exemption From Registration Claimed.

      Not Applicable

 Item 8.  Exhibits.

      The  following  exhibits  are  filed  as  part  of  this   Registration
 Statement:

       4.1 Articles of Incorporation of the Company, as amended [incorporated by reference to Exhibit 3(a) to Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993 (File No. 0-16090)].

       4.2 Bylaws of the  Company, as amended  [incorporated by reference  to
           Exhibit 3(b) to Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993 (File No. 0-16090)].

       4.3 Specimen certificate for Common Stock of the Company [incorporated by reference to Exhibit 4 to Annual Report on Form 10-KSB for the fiscal year ended December 31, 1991 (File No. 0-16090)].

       5.1 Opinion of McGuire, Craddock, Strother & Hale, P.C. regarding legality of the securities being registered.

      23.1 Consent of McGuire, Craddock, Strother & Hale, P.C. (contained in Exhibit 5.1).

      23.2 Consent  of   PricewaterhouseCoopers   LLP,   independent   public
           accountants.

      24.1 Power of Attorney (contained on the signature page to this Registration Statement).

 Item 9.  Undertakings.

      The Company hereby undertakes:

      (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)  To remove from registration by means of a post-effective amendment
 any  of  the  securities  being  registered  which  remain  unsold  at   the
 termination of the offering.

      (4) That, for purposes of determining any liability under the Securities act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein , and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of July, 2000.

                                    HALLMARK FINANCIAL SERVICES, INC.



                               By:  /s/ Ramon D. Phillips
                                    ---------------------------------------
                                    Ramon D. Phillips, President (Chief
                                    Executive Officer)




                               By:  /s/ Johnny J. DePuma
                                    ---------------------------------------
                                    Johnny J. DePuma, Vice President (Chief
                                    Financial Officer/Principal Accounting
                                    Officer)

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENT that each person whose signature appears below hereby constitutes and appoints each of Ramon D. Phillips and Johnny
 J. DePuma, each with full power to act without the other, his/her true and lawful agents and attorneys-in-fact, each with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he/she might or could do in person.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



      Date:  July 12, 2000               /s/ Ramon D. Phillips
                                    ---------------------------
                                    Ramon D. Phillips, Director



      Date:  July 12, 2000               /s/ Linda H. Sleeper
                                    ---------------------------
                                    Linda H. Sleeper, Director



      Date:  July 12, 2000               /s/ Raymond A. Kilgore
                                    ---------------------------
                                    Raymond A. Kilgore, Director



      Date:
                                    ---------------------------
                                    James H. Graves, Director



      Date:  July 12, 2000               /s/ George R. Manser
                                    ---------------------------
                                    George R. Manser, Director



      Date:  July 12, 2000               /s/ C. Jeffrey Rogers
                                    ---------------------------
                                    C. Jeffrey Rogers, Director

                                EXHIBITS INDEX


 Exhibit                                                     Sequential
 Number    Description                                       Page Number
 -------   -----------                                       -----------

  4.1      Articles of Incorporation of the Company, as amended
           [incorporated by reference to Exhibit 3(a) to Annual
           Report on Form 10-KSB for the fiscal year ended December 31, 1993 (File No. 0-16090)].

  4.2 Bylaws of the Company, as amended [incorporated by reference to Exhibit 3(b) to Annual Report on Form 10-
           KSB for the fiscal year ended December 31, 1993 (File
           No. 0-16090)].

  4.3      Specimen certificate for Common Stock of the Company
           [incorporated by reference to Exhibit 4 to Annual Report on Form 10-KSB for the fiscal year ended December 31, 1991 (File No. 0-16090)].

  5.1      Opinion of McGuire, Craddock, Strother & Hale, P.C.
           regarding legality of the securities being registered.

 23.1      Consent of McGuire, Craddock, Strother & Hale, P.C.
           (contained in Exhibit 5.1).

 23.2 Consent of PricewaterhouseCoopers LLP, independent public accountants.

 24.1 Power of Attorney (contained on the signature page to this Registration Statement).